     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2002
                                                      REGISTRATION NO. 333-90828
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ATLANTIC LIBERTY FINANCIAL CORP.
                 (Name of Small Business Issuer in Its Charter)

       DELAWARE                        6712                      161615014
(State or Jurisdiction           (Primary Standard           (I.R.S. Employer
  of Incorporation or     Industrial Classification Code     Identification No.)
     Organization)                    Number)

                               186 MONTAGUE STREET
                          BROOKLYN, NEW YORK 11201-3011
                                 (718) 855-3555
          (Address and Telephone Number of Principal Executive Offices)

                               186 MONTAGUE STREET
                          BROOKLYN, NEW YORK 11201-3011
(Address of Principal Place of Business or Intended Principal Place of Business)

                                BARRY M. DONOHUE
                               186 MONTAGUE STREET
                          BROOKLYN, NEW YORK 11201-3011
                            (718) 855-3555 (EXT. 234)
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                                 ERIC LUSE, ESQ.
                                ALAN SCHICK, ESQ.
                       LUSE GORMAN POMERENK & SCHICK, P.C.
                           5335 WISCONSIN AVENUE, N.W.
                                    SUITE 400
                             WASHINGTON, D.C. 20015

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: :

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 9

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: 9

                         CALCULATION OF REGISTRATION FEE
========================================== ================ ================= ================ =====================
                                                                PROPOSED         PROPOSED
                                            AMOUNT TO BE        MAXIMUM           MAXIMUM
         TITLE OF EACH CLASS OF              REGISTERED      OFFERING PRICE      AGGREGATE          AMOUNT OF
       SECURITIES TO BE REGISTERED                              PER SHARE         OFFERING       REGISTRATION FEE
                                                                                 PRICE (1)
------------------------------------------ ---------------- ----------------- ---------------- ---------------------
Common Stock, $0.10 par value per share      1,710,984           $10.00         $17,109,840         $1,585 (2)
                                               shares
Participation Interests                         65,000              --               --                 -- (3)
                                             Interests
========================================== ================ ================= ================ =====================

-------------------------

(1)      Estimated solely for the purpose of calculating the registration fee.
(2)      Previously paid.
(3) The securities of Atlantic Liberty Financial Corp. to be purchased by the 401(k) Plan as adopted by Atlantic Liberty Savings, F.A. are included in the amount shown for Common Stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article NINTH of the Certificate of Incorporation of Atlantic Liberty Financial Corp. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         NINTH:
         ------

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  Payable to                           Type of Fee                                       Total
                  ----------                           -----------                                       ------
                  Luse Gorman Pomerenk &               Legal Fees and Expenses
                  Schick, P.C.                            (including Blue Sky fees)*...............  $   150,000

                  Sandler O'Neill & Partners, L.P.**   Selling Agent fees*.........................      220,000

                  Financial Printer (to be selected)   Printing, Postage, EDGAR and Mailing*.......      125,000

                  Feldman Financial Advisors, Inc.     Appraisal and Business Plan Fees
                                                          and Expenses*............................       22,500

                  Radics & Co., LLC                    Accounting Fees and Expenses*...............       50,000

                  Office of Thrift Supervision         Filing Fees.................................        8,400

                  Securities and Exchange
                  Commission                           Filing Fees.................................        1,400

                  Nasdaq                               Filing Fees.................................      100,000

                  Muldoon Murphy & Faucette LLP        Selling Agent Counsel Fees*.................       35,000

                  Sandler O'Neill & Partners, L.P.     Conversion Agent/Transfer Agent Fees*.......       10,000

                                                       Blue Sky Fees...............................        2,500

                                                       Other Expenses*.............................         22,500
                                                                                                            ------

                                                       Total ......................................  $   747,300
                                                                                                     ===========

--------------------------
*    Estimated
** Atlantic Liberty Financial Corp. has retained Sandler O'Neill & Partners, L.P. to assist in the sale of common stock on a best efforts basis in the offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

                  Not Applicable.

ITEM 27. EXHIBITS:

                  The exhibits filed as part of this registration statement are as follows:

                  (a) LIST OF EXHIBITS

1.1 Engagement Letters between Atlantic Liberty Savings, F.A. and Sandler O'Neill & Partners, L.P.*

1.2 Form of Agency Agreement among Atlantic Liberty Financial Corp., Atlantic Liberty Savings, F.A. and Sandler O'Neill & Partners, L.P.

2      Plan of Conversion*

3.1    Certificate of Incorporation of Atlantic Liberty Financial Corp.*

3.2    Bylaws of Atlantic Liberty Financial Corp.*

4      Form of Common Stock Certificate of Atlantic Liberty Financial Corp.*

5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*

8.1    Federal Tax Opinion of Luse Gorman Pomerenk & Schick

8.2    State Tax Opinion of Radics & Co., LLC*

10.1 Form of Atlantic Liberty Savings, F.A. Employment Agreement for Barry M. Donohue*

10.2   Form of Atlantic Liberty Financial Corp. Employment Agreement for Barry
       M. Donohue*

10.3   Form of Atlantic Liberty Savings, F.A. Employment Agreement for William
       M. Gilfillan*

10.4   Form of Atlantic Liberty Financial Corp. Employment Agreement for William
       M. Gilfillan*

10.5   Form of Employee Stock Ownership Plan*

10.6   Form of Atlantic Liberty Savings, F.A. Change in Control Agreements*

10.7   Atlantic Liberty Savings, F.A. Executive Incentive Bonus Plan*

10.8   Atlantic Liberty Savings, F.A. 401(k) Plan*

21     Subsidiaries of Registrant*

23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included on Exhibits 5 and 8.1)

23.2   Consent of Radics & Co., LLC*

23.3   Consent of Feldman Financial Advisors, Inc.*

24     Power of Attorney (set forth on signature page)

99.1 Appraisal and Business Plan Agreement between Atlantic Liberty Savings, F.A. and Feldman Financial Advisors, Inc.*

99.2   Appraisal Report of Feldman Financial Advisors, Inc.*

99.3   Marketing Materials*

99.4   Order and Acknowledgment Form*

99.5   Prospectus Supplement*

99.6 Opinion of Feldman Financial Advisors, Inc. with respect to Subscription Rights*

99.7   Appraisal Update*

-------------------------------------
*    Previously filed

ITEM 28. UNDERTAKINGS

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)Reflect in the prospectus any facts or events arising
              after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

              The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of New York, State of New York on August 8, 2002.


                                          ATLANTIC LIBERTY FINANCIAL CORP.


                                      By: /s/ Barry M. Donohue
                                          -------------------------------------
                                          Barry M. Donohue
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Atlantic Liberty Financial Corp. (the "Company") hereby severally constitute and appoint Barry M. Donohue as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Barry M. Donohue may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Barry M. Donohue shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

                      Signatures                                   Title                           Date
                      ----------                                   -----                           ----

   /s/ Barry M. Donohue                             President,  Chief Executive Officer       August 8, 2002
   ---------------------------------------          and Director  (Principal  Executive
   Barry M. Donohue                                 Officer)


   /s/ William M. Gilfillan                         Chief Financial Officer  (Principal       August 8, 2002
   ---------------------------------------          Financial and Accounting Officer)
   William M. Gilfillan


   /s/ Richard T. Arkwright                         Chairman of the Board and Director        August 8, 2002
   ---------------------------------------
   Richard T. Arkwright


   /s/ Thomas M. De Martino                         Director                                  August 8, 2002
   ---------------------------------------
   Thomas M. De Martino


   /s/ Hon. Guy J. Mangano                          Director                                  August 8, 2002
   ---------------------------------------
   Hon. Guy J. Mangano



   /s/ George M. Spanakos                           Director                                  August 8, 2002
   ---------------------------------------
   George M. Spanakos


     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2002
                                                      REGISTRATION NO. 333-90828
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                  PRE-EFFECTIVE
                             AMENDMENT NO. 2 TO THE
                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2






                        ATLANTIC LIBERTY FINANCIAL CORP.
                               BROOKLYN, NEW YORK

                                  EXHIBIT INDEX

1.1 Engagement Letters between Atlantic Liberty Savings, F.A. and Sandler O'Neill & Partners, L.P.*

1.2 Form of Agency Agreement among Atlantic Liberty Financial Corp., Atlantic Liberty Savings, F.A. and Sandler O'Neill & Partners, L.P.*

2      Plan of Conversion*

3.1    Certificate of Incorporation of Atlantic Liberty Financial Corp.*

3.2    Bylaws of Atlantic Liberty Financial Corp.*

4      Form of Common Stock Certificate of Atlantic Liberty Financial Corp.*

5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*

8.1    Federal Tax Opinion of Luse Gorman Pomerenk & Schick

8.2    State Tax Opinion of Radics & Co., LLC*

10.1 Form of Atlantic Liberty Savings, F.A. Employment Agreement for Barry M. Donohue*

10.2   Form of Atlantic Liberty Financial Corp. Employment Agreement for Barry
       M. Donohue*

10.3   Form of Atlantic Liberty Savings, F.A. Employment Agreement for William
       M. Gilfillan*

10.4   Form of Atlantic Liberty Financial Corp. Employment Agreement for William
       M. Gilfillan*

10.5   Form of Employee Stock Ownership Plan*

10.6   Form of Atlantic Liberty Savings, F.A. Change in Control Agreements*

10.7   Atlantic Liberty Savings, F.A. Executive Incentive Bonus Plan*

10.8   Atlantic Liberty Savings, F.A. 401(k) Plan*

21     Subsidiaries of Registrant*

23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included on Exhibits 5 and 8.1)

23.2   Consent of Radics & Co., LLC*

23.3   Consent of Feldman Financial Advisors, Inc.*

24     Power of Attorney (set forth on signature page)

99.1 Appraisal and Business Plan Agreement between Atlantic Liberty Savings, F.A. and Feldman Financial Advisors, Inc.*

99.2   Appraisal Report of Feldman Financial Advisors, Inc.*

99.3   Marketing Materials*

99.4   Order and Acknowledgment Form*

99.5   Prospectus Supplement*

99.6 Opinion of Feldman Financial Advisors, Inc. with respect to Subscription Rights*

99.7   Appraisal Update*
-------------------------------------
*      Previously filed